EXHIBIT 10.20
AMENDMENT 1 TO
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     THIS AMENDMENT 1 TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Amendment”) is entered into effective as of the 7th day of November, 2007, by and between Kevin T. Conroy (“Employee”) and Third Wave Technologies, Inc., a Delaware corporation (“Company”).
     WHEREAS, the Company currently employs Employee pursuant to Second Amended and Restated Employment Agreement dated as of March 12, 2007 (the “Agreement”); and
     WHEREAS, the Company and the Employee wish to amend the Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Defined Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.
     2. Amendments to Provide Acceleration of Vesting of Equity Awards upon Death or Disability.
          A. The last sentence of Section 3.4 of the Agreement shall be, and hereby is, deleted in its entirety and replaced with the following sentence:
All options and other equity rights granted to Employee shall vest in equal installments over the four-year period commencing with the date of grant of such options or rights, subject to the acceleration of vesting (i) as described in Section 6.3 hereof, (ii) as described in Section 7.1(e) and 7.2(b) hereof, and (iii) as may be set forth in the grant agreements issued by the Company, as amended, provided, that in the event of a conflict between any grant agreement and this Agreement, this Agreement shall control.
          B. The first sentence of Section 6.3 of the Agreement shall be, and hereby is, deleted in its entirety and replaced with the following sentence:
Notwithstanding Section 2, in the event of the death or disability of Employee during the Employment Term, (i) Employee’s employment and this Agreement shall immediately and automatically terminate, (ii) the Company shall pay Employee (or in the case of death, employee’s designated beneficiary) Base Salary and accrued but unpaid bonuses, in each case up to the date of termination, and (iii) all equity awards granted to Employee, whether stock options or stock purchase rights under the

Company’s equity compensation plan, or other equity awards, that are unvested at the time of termination shall immediately become fully vested and exercisable upon such termination.
          3. Amendment to Clarify Language of Section 7.1(d). Section 7.1(d) of the Agreement shall be, and hereby is, deleted in its entirety and replaced with following:
Employee will receive on a pro-rata basis for the period of service any awards under the LTIPs that are ultimately earned (as defined in any LTIP document) for any performance period, regardless of whether earned, vested or unvested as of the Employee’s termination date, on terms and at the times set forth in the LTIP (but without the requirement of Employee’s employment on the last day of any performance period or on any vesting date).
          4. Amendments to Clarify Language of Section 7.3. The second sentence of Section 7.3 of the Agreement shall be, and hereby is, deleted in its entirety and replaced with the following sentence:
Moreover, the Employee’s rights to receive payments and benefits pursuant to Sections 7.1 and 7.2 (including, without limitation, the right to payments under the Company’s equity plans and LTIPs) are conditioned on the Employee’s ongoing compliance with his obligations as described in Section 8 hereof.
          5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
          6. Full Force and Effect. Except as amended hereby, the Agreement remains in full force and effect and is hereby ratified, confirmed and approved.
[signatures appear on next page]

          The parties hereto have executed this Amendment as of the date first written above.

/s/ Kevin T. Conroy

Kevin T. Conroy

Third Wave Technologies, Inc.

By:	/s/ Lawrence J. Murphy

Name:	Lawrence J. Murphy

Title:	Chairman of Compensation Committee

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